Exhibit 10.40
FIRST AMENDMENT TO THE
DR PEPPER SNAPPLE GROUP, INC.
CHANGE IN CONTROL SEVERANCE PLAN
     THIS AMENDMENT to the Dr Pepper Snapple Group, Inc. Change In Control Severance Plan (the “Plan”) is made on this 24th day of February 2010, by Dr Pepper Snapple Group, Inc. (the “Company”).
W I T N E S S E T H:
     WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company (the “Board”) has the right to amend or modify the Plan at any time; and
     WHEREAS, on the date hereof, the Board approved amending the Plan to reflect the addition of Broadband 0 executives to the Company’s compensation structure.
     NOW, THEREFORE, the Plan hereby is amended, effective as of February 24, 2010 as follows:
     1. Amendment. Schedule A is amended by deleting it in its entirety and by substituting in lieu thereof the following:
SCHEDULE A

POSITION	TIER	SEVERANCE MULTIPLE
Chief Executive Officer	Tier I	3.0

Broadband 0 Executives who are designated	Tier II	2.75
by the Chief Executive Officer

Broadband 1 Executives who are designated	Tier III	2.5
by the Chief Executive Officer

Broadband 2 Executives who are designated	Tier IV	2.0
by the Chief Executive Office

Broadband 3 Executives who are designated	Tier V	1.5
by the Chief Executive Officer
      2. Miscellaneous. All other terms and conditions of the Plan shall continue in full force and effect. All general provisions contained in the Plan shall apply to this Amendment. This Amendment (together with the Plan) is final, complete and supersedes all prior agreements and discussions on these matters.

Approved and Adopted by the Board of Directors
of Dr Pepper Snapple Group, Inc. on February 24,
2010.
Exhibits